UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2017

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2017, NexPoint Capital (the “Company”), entered into a total return swap (“TRS”) with BNP Paribas over one or more loans, with a maximum aggregate notional amount of the portfolio debt securities subject to the TRS of $40 million. On June 5, 2017, in connection with the TRS, the Company amended and restated the investment advisory agreement, dated August 18, 2014 (the “Original Investment Advisory Agreement”, as amended and restated the “Amended Investment Advisory Agreement”), and the administration agreement, dated August 18, 2014 (the “Original Administration Agreement”, as amended and restated, the “Amended Administration Agreement”), by and between the Company and NexPoint Advisors, L.P. (the “Adviser”).

The Amended Investment Advisory Agreement and the Amended Administration Agreement are substantially similar to the Original Investment Advisory Agreement and the Original Administration Agreement, respectively, except for the amendments described below. Under the Original Investment Advisory Agreement, the Adviser charged the Company an advisory fee at an annual rate of 2.0% of average gross assets, including cash and cash equivalents and assets purchased with borrowed funds. Under the Original Administration Agreement, the Company reimbursed the Adviser for administration services in an amount not exceeding an annual rate of 0.40% of the Company’s average gross assets, including cash and cash equivalents and assets purchased with borrowed funds. The Amended Investment Advisory Agreement and the Amended Administration Agreement exclude cash and cash equivalents from the calculation of advisory and administration fees, respectively, payable by the Company to the Adviser.

The foregoing descriptions of the Amended Investment Advisory Agreement and the Amended Administration Agreement, as set forth in this Item 1.01, are summaries only and are qualified in their entirety by reference to the text of the Amended Investment Advisory Agreement and the Amended Administration Agreement, respectively.

Item 2.02 Results of Operations and Financial Condition

Change Net Offering Price

On June 28, 2017, the Company increased its public offering price from $10.50 per share to $10.65 per share. The increase in the public offering price was effective as of the Company’s June 28, 2017 closing and first applied to subscriptions received from June 21, 2017 through June 27, 2017.

In accordance with the Company’s previously disclosed share pricing policy, the Company’s net asset value per share of $9.75 determined as of June 26, 2017, is not above, nor more than 2.5% below, the Company’s offering price per share net of sales load.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date: June 28, 2017	By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Principal Financial Officer and Principal Accounting Officer